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                                                                     EXHIBIT 4.9



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                            Envirotest Systems Corp.

                                      and

                          the Guarantors named herein

                                      and

                       First Trust National Association,

                                    Trustee

                                  ------------

                         FOURTH SUPPLEMENTAL INDENTURE

                           Dated as of March 25, 1997

                                  ------------

                                  $125,000,000

                        9-5/8% Senior Subordinated Notes
                                    due 2003



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     FOURTH SUPPLEMENTAL INDENTURE dated as of March 25, 1997, among ENVIROTEST
SYSTEMS CORP., a Delaware corporation (the "Company"), ENVIROTEST TECHNOLOGIES, INC., a Delaware corporation (the "Initial Guarantor"), REMOTE SENSING TECHNOLOGIES, INC., a Delaware corporation ("RST"), ENVIROTEST PARTNERS, a Pennsylvania partnership (f/k/a Envirotest/Synterra Partners) ("Envirotest Partners"), ENVIROTEST ACQUISITION CO., a Delaware corporation ("Envirotest Acquisition"), SYSTEMS CONTROL, INC., a Washington corporation ("Systems Control"), ENVIROTEST ILLINOIS, INC., a Delaware corporation ("Envirotest Illinois"), and FIRST TRUST NATIONAL ASSOCIATION, a National Association, as Trustee.

                                    RECITALS

     WHEREAS, the Company, the Initial Guarantor and the Trustee entered into an Indenture, dated as of April 1, 1993 (the "Original Indenture"), pursuant to which the Company issued $125,000,000 in principal amount of 9-5/8% Senior Subordinated Notes due 2003 (the "Securities") (capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture); and

     WHEREAS, the Company, the Initial Guarantor and the Trustee amended the Original Indenture by entering into a First Supplemental Indenture by entering into a First Supplemental Indenture dated as of March 16, 1994 in accordance with Section 9.02 of the Original Indenture; and

     WHEREAS, the Company, the Initial Guarantor, RST, Envirotest Partners and the Trustee amended the Original Indenture, as amended, by entering into a Second Supplemental Indenture dated as of May 28, 1994 in accordance with
Section 9.01 of the  Original Indenture; and

     WHEREAS, the Company, the Initial Guarantor, RST, Envirotest Partners, Envirotest Acquisition, Systems Control and the Trustee amended the Original Indenture, as amended, by entering into a Third Supplemental Indenture, dated as of January 30, 1996 in accordance with Section 9.01 of the Original Indenture (as so supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the "Indenture";

     WHEREAS, on March 25, 1997, the Company formed and capitalized Envirotest Illinois as a wholly owned subsidiary; and

     WHEREAS, Section 9.01 of the Indenture provides that the Company, the Initial Guarantor and the Trustee may amend or supplement the Indenture without the consent of any Holders in order to, among other things, add additional Guarantors pursuant to Section 13.03 of the Indenture; and

     WHEREAS, the Company, the Initial Guarantor, the Trustee, Envirotest Partners, RST, Envirotest Acquisition, Systems Control


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and Envirotest Illinois desire to amend the Indenture without the consent of any
Holders to add Envirotest Illinois as a Guarantor in accordance with Section
13.03 of the Indenture;

     NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Initial Guarantor, Envirotest Partners, RST, Envirotest Acquisition, Systems Control, Envirotest Illinois and the Trustee covenant and agree for the benefit of each other and for the equal and proportionate benefit of the respective Holders of the Securities as follows:

                                   ARTICLE 1

     Section 1.01. This Fourth Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes, including but not limited to discharge of the Indenture as provided in Article 8 of the Indenture.

     Section 1.02. Envirotest Illinois hereby expressly assumes the obligations of a Guarantor under the Indenture from and after March 25, 1997.

     Section 1.03. This Fourth Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Initial Guarantor, Envirotest Partners, RST, Envirotest Acquisition, Systems Control, Envirotest Illinois and the Trustee, it being understood that the obligations undertaken in Section 1.02 hereof shall become effective as of the dates indicated in such Section 1.02.

                                   ARTICLE 2

     Section 2.01. Except as specifically modified herein, the Indenture and the Securities are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms.

     Section 2.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Fourth Supplemental Indenture. This Fourth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.


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     Section 2.03.  The laws of the State of New York shall govern this Fourth
Supplemental Indenture without regard to principles of conflicts of law. The Trustee, the Company, the Initial Guarantor, Envirotest Partners, RST, Envirotest Acquisition, Systems Control and Envirotest Illinois agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Fourth Supplemental Indenture.

     Section 2.04. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the date first written above.


                                        COMPANY
                                        -------

                                        ENVIROTEST SYSTEMS CORP.


                                        By:    /s/ RAJ MODI
                                            ------------------------------
                                        Name:   Raj Modi
                                        Title:  Vice President

                                        INITIAL GUARANTOR
                                        -----------------

                                        ENVIROTEST TECHNOLOGIES, INC.


                                        By:    /s/ RAJ MODI
                                            ------------------------------
                                        Name:   Raj Modi
                                        Title:  Vice President

                                        ENVIROTEST PARTNERS

                                        By:  ENVIROTEST SYSTEMS CORP.,
                                             its general partner


                                        By:    /s/ RAJ MODI
                                            ------------------------------
                                        Name:   Raj Modi
                                        Title:  Vice President



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                                               REMOTE SENSING TECHNOLOGIES, INC.

                                               By:   /s/ C. MICHAEL ALSTON
                                                  ------------------------------
                                               Name:     C. Michael Alston
                                               Title:    Vice President


                                               ENVIROTEST ACQUISITION CO.

                                               By:   /s/ C. MICHAEL ALSTON
                                                  ------------------------------
                                               Name:     C. Michael Alston
                                               Title:    Secretary


                                               SYSTEMS CONTROL, INC.


                                               By:   /s/ C. MICHAEL ALSTON
                                                  ------------------------------
                                               Name:     C. Michael Alston
                                               Title:


                                               ENVIROTEST ILLINOIS, INC.

                                               By:   /s/ C. MICHAEL ALSTON
                                                  ------------------------------
                                               Name:     C. Michael Alston
                                               Title:


                                               TRUSTEE
                                               -------

                                               FIRST TRUST NATIONAL ASSOCIATION,
                                               as Trustee


                                               By:   /s/ RICHARD PROKOSCH
                                                  ------------------------------
                                               Name:     Richard Prokosch
                                               Title:    Trust Officer

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